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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report  (Earliest Event Reported)  February 12, 1998 (January 30, 1998)


                        Citizens Bancshares Corporation
                         (Exact Name of Registrant as
                           Specified in its Charter)

         Georgia                     333-38509                 58-1631302
(State or other jurisdiction        (Commission               (IRS Employer
     (of Incorporation)             File Number)          Identification Number)


           175 John Wesley Dobbs Avenue, NE, Atlanta, Georgia 30303
                   (Address of principal executive offices)


                                (404) 659-5959
                        (Registrant's Telephone Number)



         (Former name or former address, if changed since last report)
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Item 2  Acquisition of Assets
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     On January 30, 1998, Citizens Bancshares Corporation ("CBC") completed its acquisition of First Southern Bancshares, Inc. ("FSB")

     Under the terms of the agreement, each outstanding share of FSB common stock was converted into the right to receive 1.508 shares of CBC common stock. CBC expects to issue approximately 842,374 shares of CBC stock to FSB's shareholders. Further information regarding the terms of the acquisition is contained in the "Agreement and Plan of Merger By and Between First Southern Bancshares, Inc. and Citizens Bancshares Corporation" attached hereto as Exhibit 10.1.

     CBC will have approximately $182.6  million in assets.

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Item 7  Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a) Financial Statements of Business Acquired.

         The Company will file the required financial statements by amendment to this Report as soon as practicable, but not later than 60 days after February 12, 1998.

     (b) Pro Forma Financial Information.

         The Company will file the required pro forma financial information by amendment to this Report as soon as practicable, but not later than 60 days after February 12, 1998.

     (c) Exhibits.

         10.01 Agreement and Plan of Merger By and Between First Southern Bancshares, Inc. and Citizens Bancshares Corporation dated October 1, 1997./1/



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/1/ Incorporated by reference to Appendix A of the Registration Statement on
Form S-4 previously filed by the Company with the Commission (File
No. 333-38509).

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITIZENS BANCSHARES CORPORATION



                                     By:  /s/ James E. Young
                                         -------------------------------
                                               James E. Young
                                               President

Dated:   February 12, 1998
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